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                                                                    Exhibit 23.3

                        [Consent of RP Financial, L.C.]

RP Financial, L.C.
Board of Directors
August 10, 1999


                                August 10, 1999

Board of Trustees
The Rome Savings Bank
100 W. Dominick Street
Rome, New York 13440

Gentlemen:

We hereby consent to the use of our firm's name in Amendment No. 2 to the Form SB-2 Registration Statement for Rome Bancorp, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Rome Bancorp, Inc.

                                Sincerely,

                                RP FINANCIAL, L.C.


                                /s/  Gregory E. Dunn
                                     Senior Vice President